EXHIBIT 99.1

LOWELL FARMS INC. ANNOUNCES THIRD QUARTER REVENUE

Lowell reports initial Lowell Farm Services revenue and Lowell brand licensing revenues. Sequential decline in quarterly revenue of 18% driven by bulk flower market pricing declines.

SALINAS, Calif., November 15, 2021 - Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announced revenue and operating results for the third quarter (September 30, 2021). All figures stated are in US Dollars and are on a US GAAP basis.

Third Quarter Financial Highlights:

•	Revenue generated for the three-month period ended September 30, 2021 was $12.5 million; a decrease of 12% from Q3 2020 and a decrease of 18% from the preceding quarter.
•	Sales of bulk wholesale flower fell 71% or $3.9 million during the quarter due to depressed wholesale prices in the market.
•	The Company booked its first revenues from two new businesses, brand licensing and Lowell Farm Services of $1.5 million collectively.
•	Gross margin was 1% compared to margin of 35% and 38% in the third quarter of last year and Q2 2021, respectively.
•	Operating loss of $7 million compared to operating loss of $473 thousand in Q2 2021 and operating income of $772 thousand in Q3 2020.
•	Net loss for the third quarter was $8.7 million compared sequentially to net income of $731 thousand, which included income from insurance claim proceeds of $2.6 million, and compared to a net loss of $1.2 million in the third quarter last year.
•	Adjusted EBITDA in the third quarter was negative $5.2 million compared sequentially to adjusted EBITDA of $740 thousand and adjusted EBITDA of $1.9 million year over year. See “Use of Non-GAAP Financial Information” below.

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Management Commentary:

Our many successes during the third quarter were overshadowed in our financial results by the deterioration of the wholesale bulk market in California. We continue to gain share with a product suite that consumers are responding to. The supply-demand balance in California is struggling to find equilibrium and wholesale prices have fallen to unprecedented levels.

Against this backdrop, our strategy to partner with the thousands of diverse and talented growers in the California landscape is already showing significant benefit in lowering our costs and improving the variety of our product offering. We backstop that channel with our own captive supply from one of the finest greenhouse operations with a demonstrable cost-advantage over other mixed-light operations. We chose this as an alternative to building additional infrastructure and the market is showing us the prudence of this decision.

In CPG, our brands continue to outperform in the marketplace as demonstrated by third-party data aggregators. According to Headset, the Lowell brand has regained the #1 share position in non-infused pre rolls in the market and we are now one of the largest brand houses in the state with a captive distribution model that allows us to pivot quickly as consumer preference changes. We are gaining share in nearly all the large product categories and we are just getting started.

In terms of licensing, we are very encouraged by the progress we showed in the two states where we have already licensed our Lowell brand: Illinois and Massachusetts. Today we are adding Michigan to that list and we couldn’t be more thrilled. It is one of the most exciting recreational markets in the country with some absolutely fantastic products.

We believe the Lowell brand has all the traits necessary to be a winning brand against a marketplace that is slowly transitioning from being a regional one to now national and even worldwide.

In terms of near-term profitability, we are expecting a lift in revenue and contribution from our Lowell Farm Services division in the fourth quarter which should allow us to recover revenue growth and profitability on a near-term basis without price normalization.

Operational Highlights and Ongoing Initiatives in 2021:

The Company’s focus and strategic planning of key initiatives continue to drive sustainable profitable growth, with top priorities on its cultivation facilities, improving operational efficiency, and refinement of biological assets.

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Subsequent events to the fiscal third quarter ended September 30, 2021:

•	Lowell Farms Inc And Ascend To Bring Award-Winning Lowell Smokes Brand To Michigan, November 15, 2021
•	Lowell Smokes Now Available Exclusively at Ascend in Massachusetts, September 13, 2021
○	https://ir.lowellfarms.com/news-events/press-releases/detail/74/lowell-smokes-now-available-exclusively-at-ascend-in

•	Lowell Farm Services
○	Lowell Farms commissioned a first-of-its-kind cannabis processing facility in Salinas Valley and started receiving third party products in Q3.
■

In the third quarter the Company generated revenue of $802 thousand associated with Lowell Farms Services. This reflects a new revenue source for Lowell Farms, which is expected to increase over the next several quarters.

•	Cultivation Quality and Efficiency:
	○	As the Company continues to evaluate its cultivation processes, refine genetics, and enhance facilities and systems, the focus has been continuing to improve the yield and potency.
■

Lowell Farms saw its flower production at the greenhouse continue to steadily increase during the quarter, exceeding guidance of flower product for a total of 9,754 lbs during the quarter in comparison to 9,714 lbs in Q2 2021 and 4,724 lbs in Q1 2021.

•	The Company harvested 43.5 rooms in Q3 2021; in contrast to the 40.5 rooms harvested in Q2 2021 and the 36 rooms in Q1 2021.

•	The average turn time for the flowering rooms has seen continued improvement and is now at 56 days in Q3 2021 compared to 64 days in Q2 2021 and 74 days in Q1 2021.
○

The portfolio of strains coming from the newly improved cultivation and as a direct result of the upgrades to the electrical, mechanical, and environmental systems have consistently tested higher THC potency.

■ These improvements resulted in an increased average potency of 24.37% in Q3 2021 compared to 22.47% in Q2 2021 and 21.4% in Q1 2021.

•	Cultivation Technology, Infrastructure, and Labor Efficiencies:
	○	Added increased harvest procedures in early Q3 that reduced the turn time of each harvest by 20%.
	○	Implemented additional SOP’s for fresh frozen, which has shown an increase in efficiency and improved product quality.
	○	The Company onboarded a new cultivation and processing seed to sale software that will be fully implemented in Q4 and will reduce labor cost and improve accuracy and timing.

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•	Owned Core Brands and Out-of-State Licensing:
	○	Lowell Herb Co.
		■	Sales of Lowell branded products generated revenue over $6.5 million in the third quarter, while year-to-date revenues totaled $13.3 million.
		■	Lowell Herb Co. launched in both Massachusetts and Illinois has and has received a positive reception from the market upon the introduction of Lowell Smokes.
•	Distribution and Sales Capabilities:
	○	With the increased desirability of the Lowell brand, dispensary partners are continuing to add Lowell portfolio products to their orders.
		■	The average delivery drop value has increased by 14% in Q3 2021 and the average daily route value has increased by 22% in the same quarter, respectively.

Q3 Financial Results Earnings Conference Call Details:

The conference call with management at 5:30 p.m. ET on Monday, November 15, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-844-826-3035
International:	1-412-317-5195
Conference ID:	10161896
Webcast:	https://viavid.webcasts.com/LowellFarms

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.

Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF)(the “Company”) is a California-based vertically-integrated cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials - from seed to sale - to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, Cypress Cannabis, MOON, and Kaizen Extracts, for licensed retailers statewide.

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Lowell Farms Inc. Media Contact

Renata Follmann

pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact

Bill Mitoulas

416.479.9547

ir@lowellfarms.com

Lowell Farms Inc. Company Contact

Mark Ainsworth

ir@lowellfarms.com

Forward-Looking Information and Statements

This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the ability of the Company to successfully achieve its business objectives, including as a result of the described acquisition, and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

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Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

The Company has provided a supplemental non-GAAP financial measure in this press release. The Company has provided a reconciliation below to the most comparable GAAP financial measure. This supplemental non-GAAP financial measure should not be considered superior to, as a substitute for or as an alternative to, and should only be considered in conjunction with, the GAAP financial measures presented herein.

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In this press release, reference is made to adjusted EBITDA which is not a measure of financial performance under GAAP. The Company calculates adjusted EBITDA as follows:

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

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Nine Months Ended September 30,			
	2021		2020	
CASH FLOW FROM OPERATING ACTIVITIES				
Net loss	$	(14,685)	$	(17,802)
Adjustments to reconcile net loss to net cash used in operating activities:				
Depreciation and amortization		2,894		1,762
Amortization of debt issuance costs		643		-
Share-based compensation expense		986		1,825
Provision for doubtful accounts		657		720
Goodwill impairment		357		-
Termination of branding rights agreement		152		-
Unrealized gain on change in fair value of investments		(125)		(395)
Changes in operating assets and liabilities:				
Accounts receivable		(2,418)		1,390
Inventory		(2,307)		1,980
Prepaid expenses and other current assets		(149)		(333)
Other assets		57		-
Accounts payable and accrued expenses		(4,525)		2,307
Other current and long-term liabilities		-		(98)
Net cash used in operating activities	$	**(18,463)**	$	**(8,644)**
CASH FLOW FROM INVESTING ACTIVITIES				
Proceeds from asset sales	$	1,979	$	-
Purchases of property and equipment		(2,057)		(4,110)
Disposition of business interest, net of cash received		-		2,743
Acquisition of business assets, net		(6,643)		-
Net cash used in investing activities	$	**(6,721)**	$	**(1,367)**
CASH FLOW FROM FINANCING ACTIVITIES				
Principal payments on lease obligations	$	(1,744)	$	(1,053)
Payments on notes payable		(563)		(31)
Proceeds from convertible notes, net of financing costs		-		13,663
Issuance of warrants associated with convertible notes offering		-		1,556
Proceeds from brokered private placement		-		62
Proceeds from subordinate voting share offering		18,000		-
Issuance costs related to subordinate voting share offering		(30)		-
Proceeds from exercise of warrants and options		765		-
Net cash provided by financing activities	$	**16,428**	$	**14,197**
Change in cash and cash equivalents and restricted cash	$	(8,756)	$	4,186
Cash and cash equivalents—beginning of year		25,751		1,344
Cash, cash equivalents and restricted cash—end of period	$	**16,995**	$	**5,530**
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION				
Cash paid during the period for interest	$	2,995	$	1,403
Cash paid during the period for income taxes	$	227	$	-
OTHER NONCASH INVESTING AND FINANCING ACTIVITIES				
Property and equipment acquired via capital lease	$	-	$	578
Disposition of business interests	$	-	$	2,743
Issuance of warrants	$	-	$	1,556
Shares issued for services in connection with convertible debenture offering	$	-	$	62
Issuance of subordinate voting shares in exchange for net assets acquired	$	43,259	$	-
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$	2,910	$	-
Debt and associated accrued interest converted to subordinate voting shares	$	514	$	-

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The table below reconciles Net Loss to Adjusted EBITDA for the periods indicated.

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